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                                                                   Exhibit 10.41

                AMENDMENT AND TERMINATION OF CONSULTING AGREEMENT

     Reference is made to a certain Consulting Agreement, dated April 3, 2001 (the "Agreement"), between Benthos, Inc., a Massachusetts corporation ("Benthos"), and William D. McElroy, of Falmouth, Massachusetts ("Consultant").

     1. Pursuant to Section 8.2 of the Agreement, Benthos and Consultant hereby amend the Agreement as follows:

          Paragraph 3.1 is hereby deleted in its entirety and the following is substituted therefore:

               "The term of this Agreement shall commence on the date set forth above and shall continue for a period of (i) two (2) years, (ii) until either party provides the other party with ninety (90) days written notice to the other party of such party's election to terminate the Agreement, or (iii) written consent of both parties to terminate, whichever shall first occur."

     2. Pursuant to Paragraph 3.1 of the Agreement as amended, Benthos and Consultant hereby mutually consent to the termination of the Agreement effective as of the date hereof.

     In Witness Whereof, Benthos and Consultant hereby set their hands and seals this 15th day of February, 2002.

          Benthos:                            BENTHOS, INC.




                                              By: /s/ RONALD L. MARSIGLIO
                                                  -----------------------
                                                  Ronald L. Marsiglio
                                                  Chief Executive Officer
                                                  and President




         Consultant:                              /S/ WILLIAM D. McELROY
                                                  ----------------------
                                                  William D. McElroy